UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 1, 2005

Intermix Media, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-26355	06-1556248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Center Drive, Suite #300 Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 215-1001

(Former name or former address, if changed since last report): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 30, 2005 a purported class action lawsuit captioned, John Friedmann v. Intermix Media, Inc. et. al., Case No. BC339083 was filed in the California Superior Court, County of Los Angeles, against us, our Chief Executive Officer, our President, the remaining members of our board of directors and entities affiliated with our largest stockholder, VantagePoint Venture Partners. The complaint alleges that in pursuing an acquisition of Intermix by Fox Interactive Media and approving the associated merger agreement, the defendants breached their fiduciary duties to our public stockholders by, among other things, failing to solicit alternative transactions, failing to maximize the value of Intermix to our public stockholders, undervaluing Intermix and our subsidiary, MySpace, Inc., structuring the transaction so that our stockholders would not receive a change of control premium and engaging in self dealing. The complaint seeks an injunction preventing the completion of the merger, an order directing our directors to exercise their fiduciary duties to obtain a transaction in the best interests of our stockholders, rescission of the proposed merger to the extent already implemented and reasonable costs and attorneys’ fees.

On August 26, 2005 a similar purported class action lawsuit captioned Ron Sheppard v. Richard Rosenblatt et. al., was filed in the California Superior Court, County of Los Angeles, also naming as defendants our Chief Executive Officer, Richard M. Rosenblatt, our President, Brett Brewer, the remaining members of our board of directors and entities affiliated with our largest stockholder, VantagePoint Venture Partners. The complaint similarly alleges that in pursuing an acquisition of Intermix by Fox Interactive Media and approving the merger agreement, the defendants breached their fiduciary duties to the holders of our common stock by, among other things, engaging in self-dealing, approving a transaction in which the holders of our preferred stock are favored at the expense of Intermix’ common stockholders, failing to obtain the highest price reasonably available for Intermix and its stockholders, seeking to terminate the standing of certain stockholders to maintain a derivative claim against the defendants, obtaining greater indemnification protection for alleged prior misconduct of our officers and directors at the expense of our common stockholders and agreeing to the termination fee provisions in the merger agreement. The complaint further alleges that the merger agreement resulted from a flawed process and that the defendants tailored the terms of the merger to advance their own interests. The complaint seeks an injunction preventing the completion of the merger, an order directing our directors to exercise their fiduciary duties to obtain a transaction in the best interests of our stockholders, rescission of the proposed merger to the extent already implemented and reasonable costs and attorneys’ fees.

In addition to the foregoing, a complaint entitled Brad Greenspan v. Alan Salzman, et. al., Case No. BC338786, was filed in the California Superior Court, Los Angeles against our Chief Executive Officer, our President, certain of our other current and former officers and directors, entities affiliated with our largest stockholder, VantagePoint Venture Partners and certain principals of VantagePoint Venture Partners The complaint, for breach of fiduciary duty, includes substantially the same allegations made by Mr. Greenspan in previously filed and disclosed lawsuits, namely that defendants entered into a conspiracy to consummate our sale of Series C Preferred Stock to VantagePoint in October 2003 and to remove Mr. Greenspan from a controlling role in Intermix, thereby furthering defendants’ own interests at the expense of those of us and our stockholders, including Mr. Greenspan’s minority interest. Mr. Greenspan further alleges that defendants’ actions have now culminated in the loss of Mr. Greenspan’s interest in Intermix for a cash payment allegedly below its value. Mr. Greenspan seeks compensatory and consequential damages, punitive damages, fees and costs, injunctive relief and other remedies.

The time for the defendants to respond to the complaints described above has not yet expired and, to date, no motions have been filed by any of the parties to the lawsuit. We believe the lawsuits described above are meritless and we intend to vigorously defend against the claims and allegations in the complaints. Defending these actions may require significant attention and resources of management and, regardless of the outcome, result in significant legal expenses. Furthermore, one of the conditions to the closing of the merger is that there is no injunction issued by any court preventing the consummation of the merger. While we believe the claims made in the complaints are without merit, no assurance can be given that the purported class action lawsuits discussed above will not result in such an injunction being issued, which could prevent or delay the closing of the merger.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

Intermix has filed a proxy statement in connection with the proposed merger, which has been mailed to Intermix’s stockholders. This Current Report on Form 8-K is expressly incorporated by reference into the proxy statement. Intermix’s stockholders are urged to read the proxy statement in its entirety and any other relevant materials when they become available as they contain important information about the merger and Intermix. Investors and security holders may obtain free copies of these documents – and other documents filed with the Securities and Exchange Commission (the “SEC”) – at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Intermix by going to Intermix’s Investor Relations page on its corporate Web site at www.intermix.com.

Intermix and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. A description of any interests that Intermix’s officers and directors have in the merger is available in the proxy statement. Information regarding Intermix’s directors and executive officers is contained in Intermix’s Annual Report on Form 10-K/A for the year ended December 31, 2004, which is filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Intermix’s corporate website at www.intermix.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2005	Intermix Media, Inc.

	By:	/s/ Christopher Lipp
Christopher Lipp Sr. Vice President & General Counsel